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                                                                      EXHIBIT 21

                           NCI BUILDING SYSTEMS, INC.

                              List of Subsidiaries


         NCI Holding Corp.                                             Delaware

         NCI Operating Corp.                                           Nevada

         Metal Coaters of California, Inc.                             Texas

         DOUBLECOTE, L.L.C.                                            Delaware

         Building Systems de Mexico, S.A. de C.V.                      Mexico